Exhibit 99.1

FOR IMMEDIATE RELEASE
Minneapolis, MN – February 26, 2026

Nuwellis Appoints David A. McDonald and Martin J. Emerson to
Board of Directors

MINNEAPOLIS – February 26, 2026 – Nuwellis, Inc. (Nasdaq: NUWE), a medical technology company committed to delivering solutions for patients with cardiorenal conditions, today announced the appointment of David A. McDonald and Martin J. Emerson to its Board of Directors, effective February 24, 2026.

The appointments strengthen the Company’s board with complementary expertise in public company leadership, capital markets, and medical device commercialization.

“These appointments reflect our continued focus on operational discipline and long-term value creation,” said John Erb, President and CEO of Nuwellis. “Marty has led multiple medical device organizations through scaling, strategic transformation, and successful exits. Dave returns to the Board after a brief hiatus having originally joined the Board in November of 2023, bringing deep capital markets experience and perspective across emerging growth healthcare companies. Their combined experience will be instrumental as we execute on our strategic priorities.”

Martin J. Emerson
Mr. Emerson currently serves as President and Chief Executive Officer of Monteris Medical. He previously served as President and Chief Executive Officer of Galil Medical, where he led the company to a successful acquisition by BTG plc. Prior to Galil, he served as President and Chief Executive Officer of American Medical Systems, a global urology and gynecology device company with over $500 million in annual revenue. Earlier in his career, he held senior management roles at Boston Scientific Corporation and Baxter International.

Mr. Emerson currently serves on the boards of Contraline and SubioMed and has previously served on several public and private company boards, including Wright Medical, Vascular Solutions, Tepha Medical and AdvaMed. He holds a Bachelor of Science in Accounting from Marquette University.

David A.  McDonald
Mr. McDonald serves as Vice Chairman Healthcare Investment Banking at Lake Street Capital Markets and brings more than 25 years of experience in healthcare capital markets and corporate development. He has held senior financial and business development leadership roles at SillaJen Biotherapeutics, Delcath Systems and AngioDynamics, where he raised nearly $200 million in capital and executed global partnerships and transactions.

Earlier in his career, Mr. McDonald served as a Healthcare Investment Banker, Equity Research Analyst and Investor with RBC Capital Markets, Craig-Hallum, Canaccord Genuity and American Express. He holds a Bachelor of Arts in Economics from St. Olaf College.

For more information, visit www.nuwellis.com.

About Nuwellis Nuwellis, Inc. (Nasdaq: NUWE) is a medical technology company advancing precision fluid management technologies across the cardiorenal continuum. The Company develops solutions designed to support patient care through monitoring, therapy, and data-informed clinical decision-making across acute and chronic care settings. Nuwellis’ portfolio includes commercially available and development-stage technologies addressing complex cardiorenal conditions, with a focus on safety, precision, and scalability across patient populations.

About the Aquadex SmartFlow® System The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the new market opportunities and anticipated growth in 2026 and beyond. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to execute on our commercialization strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Nuwellis does not assume any obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise.

For further information, please contact:

Investor Relations:
ir@nuwellis.com

Media Contact:
Leah McMullen
Director of Communications
Leah.mcmullen@nuwellis.com